Exhibit 10.3

CONFIDENTIALITY AND LOCKUP AGREEMENT

This Confidentiality and Lockup Agreement is dated as of August 4, 2021 and is by and among Growth Capital Acquisition Corp., a Delaware corporation (“GCAC”), and each of the stockholder parties identified on Exhibit A hereto and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with GCAC in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in Cepton Technologies, Inc., a Delaware corporation (“Legacy Cepton”), and/or GCAC;

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of August 4, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), (i) GCAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of GCAC, will merge with and into Legacy Cepton (the “Merger”), with Legacy Cepton surviving the Merger as a wholly owned subsidiary (Legacy Cepton from and after the Merger sometimes referred to herein as the “Surviving Corporation”) of GCAC, (ii) by virtue of the Merger, former stockholders of Legacy Cepton will receive newly issued shares of Common Stock (as defined below), and (iii) following the consummation of the Merger, GCAC will be renamed “Cepton, Inc.” (GCAC from and after the Merger sometimes referred to herein as the “Company”); and

WHEREAS, in connection with the Merger and effective upon the consummation thereof (the “Effective Time”), the parties hereto wish to set forth herein certain understandings among such parties with respect to confidentiality and restrictions on transfer of equity interests in GCAC.

NOW, THEREFORE, the parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1            Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 4.8.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Confidentiality and Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the board of directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Background.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by Law to close; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Change of Control” has the meaning set forth in Section 3.1(a).

“Company” has the meaning set forth in the Background.

“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of GCAC, as of the Effective Time of the Merger (as the same may be reclassified or changed from time to time).

“Confidential Information” means any information concerning GCAC, Legacy Cepton or the Surviving Corporation or their respective Subsidiaries or other controlled Affiliates that is furnished after the date of this Agreement by or on behalf of GCAC, Legacy Cepton or the Surviving Corporation or their respective designated representatives to a Stockholder Party or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is generally known to the public at the time of disclosure or becomes generally known without violation of this Agreement by the receiving Stockholder Party or its designated representatives;

(ii) that is in the Stockholder Party’s possession or the possession of the Stockholder Party’s representatives at the time of disclosure other than as a result of any Stockholder Party’s or its designated representatives’ breach of any legal or fiduciary obligation of confidentiality to the disclosing party under this Agreement or otherwise;

(iii) that becomes known to the receiving Stockholder Party or its designated representatives on a non-confidential basis through disclosure by sources, other than by or on behalf of GCAC, Legacy Cepton or the Surviving Corporation, having the legal right to disclose such Confidential Information;

(iv) that is independently developed by the receiving Stockholder Party or its designated representatives who have not directly or indirectly had access to the Confidential Information, as is clearly provable by competent evidence in their possession; or

(v) that the receiving Stockholder Party or its designated representatives is required, in the good faith determination of such receiving Stockholder Party or designated representative, to disclose by applicable Law, regulation or legal process, provided that such receiving Stockholder Party or designated representative takes reasonable steps to minimize the extent of any such required disclosure, discloses only that portion of the Confidential Information that such Stockholder Party’s legal counsel advises is legally required to be disclosed, and, prior to such disclosure, provides GCAC and/or the Surviving Corporation, as applicable, with the opportunity to seek a protective order or other appropriate remedy to prevent such disclosure, and provided further that no such steps to minimize disclosure shall be required where a disclosure is made in connection with a routine audit or examination by a bank examiner or auditor having jurisdiction over the receiving Stockholder Party and such audit or examination does not specifically reference GCAC, Legacy Cepton, the Surviving Corporation, the Confidential Information or this Agreement.

“Covered Securities” has the meaning set forth in Section 3.1.

“designated representatives” means, with respect to a Stockholder Party, (a) its and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder Party’s investment in the Company and (b) any of such Stockholder Party’s or their respective Affiliates’ partners, members, stockholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business, so long as such Person has agreed to maintain the confidentiality of any Confidential Information provided to it.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including stock exchange authorities).

“immediate family member” has the meaning set forth in Section 3.1(b).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legacy Cepton” has the meaning set forth in the Background.

“Lock-Up Period” has the meaning set forth in Section 3.1(a).

“Merger” has the meaning set forth in the Background.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing.

“Permitted Transferees” means with respect to a Stockholder Party, a Transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a syndicate, an association, a joint stock company, a trust, an entity, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act) or any Governmental Authority or any department, agency or political subdivision thereof.

“shares” means shares of Common Stock received by the Stockholder Parties pursuant to the Business Combination Agreement; provided, however, that, for the avoidance of doubt, such term shall not include (i) shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, in each case, acquired in open market transactions after the Closing Date, or (ii) shares of Common Stock issued in any private investment in public securities financing being conducted by GCAC in connection with the Merger.

“Sponsor” means, collectively, Growth Capital Sponsor LLC, a Delaware limited liability company, Nautilus Carriers LLC, a Delaware limited liability company, and HB Strategies LLC, a Delaware limited liability company.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Subsidiary” has the meaning set forth in the Business Combination Agreement.

“Surviving Corporation” has the meaning set forth in the Background.

1.2            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II
CONFIDENTIALITY

2.1            Confidentiality. Each Stockholder Party agrees that it will, and will direct its designated representatives to, keep confidential and not disclose to any third party any Confidential Information; provided, however, that each Stockholder Party and its designated representatives may disclose Confidential Information (a) to Sponsor and its representatives, (b) to its designated representatives and (c) as GCAC may otherwise consent in writing prior to any such disclosure; provided, further, however, that each Stockholder Party agrees to be responsible for any breaches of this Article II by such Stockholder Party’s designated representatives and agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its designated representatives from prohibited or unauthorized disclosure of the Confidential Information.

Article III
LOCKUP

3.1            Lockup.

(a)            During the period beginning at the Effective Time and continuing to and including the date that is 180 days after the Closing Date (as defined in the Business Combination Agreement) (the “Lock-Up Period”), each Stockholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, together with any (a) securities paid as dividends or distributions with respect to such securities or (b)  securities that are exchangeable or convertible into shares of Common Stock, owned directly by the such Stockholder Party (including holding as a custodian) or with respect to which such Stockholder Party has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “Covered Securities”). The foregoing restriction is expressly agreed to preclude such Stockholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Covered Securities even if such Covered Securities would be disposed of by someone other than such Stockholder Parties. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Covered Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Securities.

(b)            Notwithstanding the foregoing or anything in this Agreement to the contrary, a Stockholder Party may transfer or dispose of its Covered Securities (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned (for purposes of this Section 3.1, “immediate family member” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either an immediate family member of such individual or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) as a pro rata distribution to limited partners, members or stockholders of such Stockholder Party, (vii) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (viii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) from an employee to GCAC or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such employee, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, both approved by the Board and made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s Covered Securities shall remain subject to the provisions of this Section 3.1, (xii) to GCAC (1) pursuant to the exercise of any option to purchase Common Stock granted by GCAC pursuant to any employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire during the Lock-Up Period, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 3.1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by GCAC pursuant to employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire or automatically vest during the Lock-Up Period, where any Common Stock received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 3.1, (xiii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiv) with the prior written consent of GCAC (with the approval of a majority of the disinterested directors); provided that:

(i)            in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 3.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(ii)            in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(iii)            for purposes of clause (xi) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of GCAC’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would beneficially own (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of GCAC (or the Surviving Corporation).

(c)            For the avoidance of doubt, each Stockholder Party shall be permitted to convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Common Stock into shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the restrictions set forth in this Section 3.1.

(d)            Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Stockholder Party’s Covered Securities in contravention of this Section 3.1(d) are effected prior to the expiration of the applicable Lock-Up Period.

(e)            Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with GCAC’s transfer agent and registrar against the transfer of the Covered Securities except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s shares describing the foregoing restrictions. If any transfer is made or attempted to be made contrary to the provisions of this Agreement, such purported prohibited transfer shall be null and void ab initio, and GCAC shall refuse to recognize any such purported transferee of the Covered Securities as one of its equity holders for any purpose. GCAC agrees that it shall not unreasonably delay or condition or refuse to provide its consent to the transfer agent to remove such restrictions for transfers permitted or not specifically prohibited under this Agreement or the Prospectus.

Article IV
GENERAL PROVISIONS

4.1            Termination. Subject to Section 4.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by GCAC and the Stockholder Parties, as provided under Section 4.3, this Agreement (other than Article IV hereof), shall not terminate with respect to a Stockholder Party and its Permitted Transferees until the expiration of the Lock-Up Period.

4.2            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to GCAC (or the Surviving Corporation), to:

Prior to the Closing Date:

Growth Capital Acquisition Corp.
300 Park Avenue, 16th Floor
New York, NY 10022
Attention: Prokopios “Akis” Tsirigakis and George Syllantavos
Email: atsirigakis@nautiluscorp.com and gs@stellaracquisition.com with a copy (not constituting notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Barry I. Grossman

Email: bigrossman@egsllp.com

On or following the Closing Date:

c/o Cepton, Inc.
399 West Trimble Road
San Jose, CA 95131
Attention: Jun Pei and Winston Fu
Email: jun.pei@cepton.com and winston.fu@cepton.com

with a copy (not constituting notice) to:

O’Melveny & Myers LLP
2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Paul Sieben and Noah Kornblith
Email: psieben@omm.com and nkornblith@omm.com

If to any Stockholder Party, to such address indicated on GCAC’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

4.3            Amendment; Waiver.

(a)            The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by GCAC and Stockholder Parties holding a majority of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1. Prior to the consummation of the Merger, this Agreement may not be amended without the prior written consent of Legacy Cepton.

(b)            Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)            No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)            Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to GCAC.

4.4            Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5            Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 4.5 shall be null and void, ab initio.

4.6            Third Parties. Except as provided for in Article IV with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

4.7            Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

4.8            Jurisdiction; Waiver of Jury Trial. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon or arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Federal and state courts sitting in New York, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each party hereto consents to receive service of process in any such proceeding or Action in the same manner provided by Section 4.2 for the giving of notices and in any other manner permitted by applicable Law. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.9            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.9 shall not be required to provide any bond or other security in connection with any such injunction.

4.10            Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter of this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

4.11            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

4.12            Headings; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

4.13            Effectiveness; Termination of Existing Stockholders and Securityholders Agreements. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article IV) shall not be effective until the consummation of the Merger. In the event the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

4.14            Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

4.15            Representation of Legacy Cepton. Each Stockholder Party acknowledges and agrees that it has had an adequate opportunity to review this Agreement with its counsel prior to executing this Agreement. Each Stockholder Party further acknowledges and agrees that O’Melveny & Myers LLP represents Legacy Cepton only, and such law firm does not represent the Stockholder Party in connection with the Business Combination Agreement, this Agreement or any of the transactions contemplated thereby or hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

GROWTH CAPITAL ACQUISITION CORP.

By:
Name: Prokopios “Akis” Tsirigakis
Title: Chairman and Co-CEO

By:
Name: George Syllantavos
Title: Co-CEO and CFO

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

TIANJIN HICEPTON TECHNOLOGIES PARTNERSHIP (LIMITED PARTNERSHIP)

By:
Name:
Title:

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

By:
Name: Jun Pei

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

By:
Name: Jun Ye

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

By:
Name: Yixin Liu

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

By:
Name: Yupeng Cui

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

By:
Name: Mark McCord

 [Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

GP2020 TRUST

By:
Name: Yixin Liu
Title: Trustee

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

BP2020 TRUST

By:
Name: Yixin Liu
Title: Trustee

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

KOITO MANUFACTURING CO., LTD.

By:
Name: Michiaki Kato
Title: President

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

LDV PARTNERS FUND I, L.P.
By: LDV Partners I (GP), Ltd
Its General Partner

By:
Name: Winston Fu
Title: Director

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

PEI 2000 TRUST

By:
Name: Jun Pei
Title: Trustee

By:
Name: Yiyan Liu
Title: Trustee

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

JUN YE & HUIQING WANG, AS TRUSTEES OF THE LYNNELLE LIN YE IRREVOCABLE TRUST DATED DECEMBER 8, 2020

By:
Name: Jun Ye
Title: Trustee

By:
Name: Huiqing Wang
Title: Trustee

[Signature Page to Confidentiality and Lockup Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

JUN YE & HUIQING WANG, AS TRUSTEES OF THE BRION QI YE IRREVOCABLE TRUST DATED DECEMBER 8, 2020

By:
Name: Jun Ye
Title: Trustee

By:
Name: Huiqing Wang
Title: Trustee

[Signature Page to Confidentiality and Lockup Agreement]

Exhibit A

Schedule of Stockholder Parties

Jun Pei

GP2020 Trust

BP2020 Trust

Pei 2000 Trust

Jun Ye

The Lynnelle Lin Ye Irrevocable Trust dated December 8, 2020

The Brion Qi Ye Irrevocable Trust dated December 8, 2020

Yixin Liu

Yupeng Cui

Mark McCord

LDV Partners Fund I, L.P.

Koito Manufacturing Co., Ltd.

Tianjin HiCepton Technologies Partnership (Limited Partnership)

[Signature Page to Confidentiality and Lockup Agreement]

Exhibit B

FORM OF JOINDER TO CONFIDENTIALITY AND LOCKUP AGREEMENT

August 4, 2021

Reference is made to the Confidentiality and Lockup Agreement, dated as of August 4, 2021, by and among Growth Capital Acquisition Corp., a Delaware corporation (“GCAC” or the “Company”, as applicable), and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Confidentiality and Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Confidentiality and Lockup Agreement.

Each of GCAC and each undersigned holder of shares of GCAC (each, a “New Stockholder Party”) agrees that this Joinder to the Confidentiality and Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Confidentiality and Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Confidentiality and Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Confidentiality and Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[STOCKHOLDER PARTIES]

By:
Name:
Title:

GROWTH CAPITAL ACQUISITION CORP.

By:
Name:	Prokopios “Akis” Tsirigakis
Title:	Chairman and Co-CEO

By:
Name:	George Syllantavos
Title:	Co-CEO and CFO